UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Merck & Co., Inc.
(Exact name of registrant as specified in its charter)
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New Jersey (State or other jurisdiction of incorporation or organization)	22-1918501 (I.R.S Employer Identification No.)

126 East Lincoln Avenue Rahway, N.J. (Address of principal executive offices)	07065 (Zip Code)
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MSD Netherlands Capital B.V.
(Exact name of registrant as specified in its charter)
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The Netherlands (State or other jurisdiction of incorporation or organization)	98-1788174 (I.R.S Employer Identification No.)

Waarderweg 39 Haarlem, the Netherlands (Address of principal executive offices)	2031 BN (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
3.250% Notes due 2032 3.500% Notes due 2037	New York Stock Exchange New York Stock Exchange
3.700% Notes due 2044 3.750% Notes due 2054	New York Stock Exchange New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-278066 and 333-278066-01
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant's Securities to be Registered.
The securities to be registered hereby are the 3.250% Notes due 2032, 3.500% Notes due 2037, 3.700% Notes due 2044 and 3.750% Notes due 2054 (the “Debt Securities”) of MSD Netherlands Capital B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, having its official seat in Haarlem, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce (Kamer van Koophandel) under number 93598734 (“MSD Netherlands”), a wholly-owned subsidiary of Merck & Co., Inc. (the “Company” and, together with MSD Netherlands, the “Registrants”). The Debt Securities are fully and unconditionally guaranteed on an unsecured senior basis by the Company. For a description of the Debt Securities, reference is made to: (i) the information set forth under the heading “Description of Debt Securities MSD Netherlands May Offer” in the Prospectus, dated May 14, 2024, included in the Registrants’ Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File Nos. 333-278066 and 333-278066-01) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2024, which amends the Company’s Registration Statement on Form S-3ASR (File No. 333-278066) under the Securities Act, as filed with the SEC on March 19, 2024 and (ii) the information set forth under the heading “Description of the Notes” in the Registrants’ Prospectus Supplement, dated May 16, 2024, as filed with the SEC on May 20, 2024, pursuant to Rule 424(b) the Securities Act, each of which is incorporated by reference herein.
Item 2. Exhibits.

Exhibit	Description

4.1
Indenture, dated as of May 30, 2024, among MSD Netherlands Capital B.V., Merck & Co., Inc. and U.S. Bank Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on May 30, 2024).

4.2
3.250% Notes due 2032 Officer’s Certificate of MSD Netherlands dated May 30, 2024, including form of the 2032 Notes (incorporated by reference to Exhibit 4.2 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on May 30, 2024).

4.3
3.500% Notes due 2037 Officer’s Certificate of MSD Netherlands dated May 30, 2024, including form of the 2037 Notes (incorporated by reference to Exhibit 4.3 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on May 30, 2024).

4.4
3.700% Notes due 2044 Officer’s Certificate of MSD Netherlands dated May 30, 2024, including form of the 2044 Notes (incorporated by reference to Exhibit 4.4 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on May 30, 2024).

4.5
3.750% Notes due 2054 Officer’s Certificate of MSD Netherlands dated May 30, 2024, including form of the 2054 Notes (incorporated by reference to Exhibit 4.5 to Merck & Co., Inc.’s Current Report on Form 8-K filed with the SEC on May 30, 2024).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: May 30, 2024

MERCK & CO., INC.

By:	/s/ Kelly E. W. Grez
Name:	Kelly E. W. Grez
Title:	Corporate Secretary
Dated: May 30, 2024

MSD NETHERLANDS CAPITAL B.V.

By:	/s/ Hans-Maarten van den Nouland
Name:	Hans-Maarten van den Nouland
Title:	Director